Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-84818 on Form S-4 and Registration Statements No. 333-06133, No. 333-06145, No. 333-42280, No. 333-81491, No. 333-90209, No. 333-88340, No. 333-88342 and No. 333-117739 on Form S-8 of Zomax Incorporated, of our reports dated March 30, 2005, relating to the consolidated financial statements and financial statement schedule of Zomax Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph related to the restatement of the 2003 consolidated financial statements as discussed in Note 14 to the consolidated financial statements), and Management’s Report on the effectiveness of internal controls over financial reporting (which report expresses an unqualified opinion on Management’s assessment of the effectiveness of Zomax Incorporated’s internal control over financial reporting and an adverse opinion on the effectiveness of Zomax Incorporated’s internal control over financial reporting because of material weaknesses identified), appearing in this Annual Report on Form 10-K of Zomax Incorporated for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 30, 2005